EXHIBIT 99.3

              FORM OF LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS,
                       TRUST COMPANIES AND OTHER NOMINEES


                            SYSCO INTERNATIONAL, CO.

                                Offer to Exchange

     6.10% Notes due 2012, which have been registered under the Securities Act of 1933, as amended, for any and all outstanding 6.10% Notes due 2012

To:  Brokers, Dealers, Commercial Banks,
     Trust Companies and Other Nominees:

     Upon and subject to the terms and conditions set forth in the prospectus dated ________, 2002 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), an offer to exchange (the "Exchange Offer") the registered 6.10% Notes due 2012 (the "New Notes") for any and all outstanding 6.10% Notes due 2012 (the "Old Notes") is being made pursuant to such Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of SYSCO International, Co. ("SYSCO International") and its parent, SYSCO Corporation ("SYSCO"), contained in the Registration Rights Agreement, dated as of May 23, 2002, between SYSCO International, SYSCO and J.P. Morgan Securities Inc., on its own behalf and as representative of the initial purchasers of the Old Notes (the "Initial Purchasers").

     We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

     1. Prospectus dated __________, 2002;

     2. The Letter of Transmittal for your use and for the information of your clients;

     3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

     4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

     Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on _________, 2002, unless extended by SYSCO International (the "Expiration Date"). Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, and certificates representing the Old Notes, or a timely confirmation of a book-entry transfer of such Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.


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     If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

     Additional copies of the enclosed material may be obtained from the Exchange Agent.

     Exchange Agent Telephone: (___) __________

     Facsimile: (___) __________

                                      Very truly yours,

                                      SYSCO INTERNATIONAL, CO.

     Nothing herein or in the enclosed documents shall constitute you or any person as an agent of SYSCO International or the Exchange Agent, or authorize you or any other person to make any statements on behalf of either of them with respect to the Exchange Offer, except for statements expressly made in the Prospectus and the Letter of Transmittal.



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